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                                                                    Exhibit 1.1

                                                                  Execution Copy

                           COLSTRIP PASS THROUGH TRUST

                                  $338,000,000
                            Pass Through Certificates

                               PURCHASE AGREEMENT


                                                                   July 13, 2000

CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
UBS WARBURG LLC
TD SECURITIES (USA) INC.
c/o Chase Securities Inc.
270 Park Avenue, 8th floor
New York, New York  10017


Ladies and Gentlemen:

                  The Colstrip Pass Through Trust (the "Trust"), a newly formed trust created by PPL Montana, LLC, a Delaware limited liability company ("PPL Montana"), proposes to issue and sell $338,000,000 aggregate principal amount of Pass Through Certificates, due 2020 (the "Certificates"). The Certificates will be issued pursuant to a Pass Through Trust Agreement to be dated as of July 13, 2000 (the "Pass Through Trust Agreement") between PPL Montana and The Chase Manhattan Bank, N.A., as trustee (the "Pass Through Trustee"). The assets of the Trust will consist solely of notes (the "Lessor Notes") to be issued by four owner lessors (the "Owner Lessors"), each pursuant to an indenture (collectively, the "Lease Indentures") between an Owner Lessor and The Chase Manhattan Bank, N.A., as trustee (the "Lease Indenture Trustee"), in connection with the related sale-leaseback transaction (collectively, the "Lease Transactions"). PPL Montana hereby confirms its agreement with Chase Securities Inc. ("CSI"), Credit Suisse First Boston Corporation, UBS Warburg LLC and TD Securities (USA) Inc. (collectively, the "Initial Purchasers") concerning the purchase of the Certificates from the Trust by the several Initial Purchasers.

                  The Certificates will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. PPL Montana has prepared a preliminary offering memorandum dated July 5, 2000 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning PPL Montana, the Trust, the Owner Lessors, the Lessor Notes and the Certificates. Copies of the
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Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by PPL Montana to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. PPL Montana hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Certificates by the Initial Purchasers in accordance with Section 2.

                  Holders of the Certificates (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which PPL Montana will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of Pass Through Certificates of the Trust (the "Exchange Certificates") which are identical in all material respects to the Certificates (except that the Exchange Certificates will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Participation Agreements (as defined in Section 1).

                  1. Representations, Warranties and Agreements of PPL Montana.


                  Each of the representations and warranties made by PPL Montana in Section 3.1 of each of the Participation Agreements, dated as of July 13, 2000 (the "Participation Agreements"), relating to the Lease Transactions is hereby incorporated herein by reference as if fully set forth herein and shall be deemed made as of the date hereof and the Closing Date (as defined in Section
3). In addition, PPL Montana further represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and the Closing Date that:

                  (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that PPL Montana does not make a representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to PPL Montana by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").


                  (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested

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         by a prospective purchaser of the Certificates, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act as in effect on the date hereof.

                  (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Certificates to the Initial Purchasers and the offer, resale and delivery of the Certificates by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Certificates under the Securities Act or to qualify the Pass Through Trust Agreement or the Lease Indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (d) PPL Montana and each of its subsidiaries have been duly incorporated and are validly existing as limited liability companies in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign limited liability companies or corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of PPL Montana and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (e) PPL Montana has a capitalization as of March 31, 2000 as set forth in the Offering Memorandum under the heading "Capitalization." All of the outstanding membership interests of PPL Montana have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the membership interests of PPL Montana are owned by PPL Montana Holdings, LLC, an indirect wholly owned subsidiary of PPL Corporation. All of the outstanding stock, partnership, membership or other ownership interests of each subsidiary of PPL Montana have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by PPL Montana, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

                  (f) PPL Montana has full right, power and authority to execute and deliver this Agreement, the Pass Through Trust Agreement, the Registration Rights Agreement and the Participation Agreements (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder. All limited liability company action required to be taken for the due and proper authorization, execution and delivery of each

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         of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

                  (g) This Agreement has been duly authorized, executed and delivered by PPL Montana and constitutes a valid and legally binding agreement of PPL Montana enforceable against PPL Montana in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) that any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (h) The Pass Through Trust Agreement has been duly authorized by PPL Montana and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of PPL Montana enforceable against PPL Montana in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Pass Through Trust Agreement will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (i) The Registration Rights Agreement has been duly authorized by PPL Montana and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of PPL Montana enforceable against PPL Montana in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) that any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (j) The Certificates have been duly authorized by the Trust and, when duly executed, authenticated, issued and delivered as provided in the Pass Through Trust Agreement and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Trust entitled to the benefits of the Pass Through Trust Agreement and enforceable against the Trust in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).


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                  (k) Each Transaction Document and Operative Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

                  (l) The execution, delivery and performance by PPL Montana of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Certificates and compliance by the Pass Through Trustee with the terms thereof, the issuance, authentication, sale and delivery of the Lessor Notes and compliance by the Owner Lessors with the terms thereof, and the consummation of the transactions and the granting of the liens contemplated by the Transaction Documents and the Operative Documents by each of the parties thereto will not:

                           (i) conflict with or result in a breach or violation
                  of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens, charge or encumbrance upon any property or assets of PPL Montana or any of its subsidiaries pursuant to, any of the Project Agreements;

                           (ii) conflict with or result in a breach or violation
                  of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of PPL Montana or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which PPL Montana or any of its subsidiaries is a party or by which PPL Montana or any of its subsidiaries is bound or to which any of the property or assets of PPL Montana or any of its subsidiaries is subject;

                           (iii) result in any violation of the provisions of
                  the organizational documents of PPL Montana or any of its subsidiaries or any Applicable Law binding on PPL Montana, any of its subsidiaries or any of their properties or assets.

         No consent, approval, authorization or order of, or filing or registration with, any court or arbitrator or governmental agency or body under any Applicable Law, or any consent, approval, authorization or order of, or filing or registration with, any other Person, is required for the execution, delivery and performance by PPL Montana of each of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date which are in full force and effect and not subject to appeal, and (B) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement.

                  (m) PricewaterhouseCoopers LLP are independent certified public accountants with respect to PPL Montana and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants


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         ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated. The historical financial information contained in the Offering Memorandum under the headings "Summary - Summary Consolidated Financial Information and Operating Data," "Capitalization," "Selected Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management - Compensation of Management" are derived from the accounting records of PPL Montana and its subsidiaries and fairly present the information purported to be shown thereby.

                  (n) The financial projections included in Appendix A to the Offering Memorandum (the "Projections") have been prepared by R.W. Beck and are based upon assumptions which PPL Montana reasonably believes in good faith to be consistent in all material respects with the Operative Documents and the Transaction Documents and which, to the extent material for purposes of consideration of the Projections taken as a whole, are disclosed in the Offering Memorandum. PPL Montana believes the Projections to be reasonable in light of the assumptions made therein. It is agreed and understood that, despite PPL Montana's good faith assumptions and reasonable beliefs:

                           (i) the assumptions on which the Projections are
                  based are subject to significant uncertainties and contingencies, many of which are beyond the control of PPL Montana;

                           (ii) there can be no assurance that the financial
                  results reflected in the Projections will be realized;

                           (iii) the actual results of PPL Montana will differ
                  from the Projections and such differences may be material; and

                           (iv) the Projections are not necessarily indicative
                  of current value or future performance.

                  (o) [Reserved]

                  (p) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Certificates or suspends the sale of the Certificates in any jurisdiction. No injunction, restraining order or order of any nature by any federal or state court of

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         competent jurisdiction has been issued with respect to PPL Montana or any of its subsidiaries which would prevent or suspend the issuance or sale of the Certificates or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction. No action, suit or proceeding is pending against or, to the best knowledge of PPL Montana, threatened against or affecting PPL Montana or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Certificates or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto. PPL Montana has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (q) Neither PPL Montana nor any of its subsidiaries is:

                           (i) in violation of its organizational documents;

                           (ii) in default in any material respect, and no event
                  has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or

                           (iii) in violation of any Applicable Law to which it
                  or its property or assets may be subject except where such violation would not have a Material Adverse Effect.

                  (r) PPL Montana and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither PPL Montana nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

                  (s) PPL Montana and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and PPL Montana has not received notice of any tax deficiency determined adversely to PPL Montana or any of its subsidiaries which has had (nor does PPL Montana or any of its subsidiaries have any knowledge of any tax

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         deficiency which, if determined adversely to PPL Montana or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

                  (t) Neither PPL Montana nor any of its subsidiaries is currently nor will it be, upon the sale of the Certificates in accordance herewith and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds," an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

                  (u) PPL Montana is a "subsidiary company" and an "affiliate" of a "holding company" (within the meaning of the Holding Company Act) that is exempt from all provisions of the Holding Company Act, except
         Section 9(a)(2) thereof. The execution, delivery and performance of the Transaction Documents by PPL Montana do not violate any provisions of the Holding Company Act or any rule or regulation thereunder.

                  (v) PPL Montana and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

                           (i) transactions are executed in accordance with
                  management's general or specific authorizations;

                           (ii) transactions are recorded as necessary to permit
                  preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;

                           (iii) access to assets is permitted only in
                  accordance with management's general or specific authorization; and

                           (iv) the recorded accountability for assets is
                  compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) PPL Montana and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect PPL Montana and its subsidiaries and their respective businesses. Neither PPL Montana nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  (x) PPL Montana and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names,

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         trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as described in the Offering Memorandum; and the conduct of their respective businesses does not conflict in any material respect with, and neither PPL Montana nor any of its subsidiaries have received any notice of any claim of conflict with, any such rights of others.

                  (y) Except as described in the Offering Memorandum, PPL Montana and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of PPL Montana and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as:

                           (i) do not materially interfere with the use made and
                  proposed to be made of such property by PPL Montana and its subsidiaries; or

                           (ii) could not reasonably be expected to have a
                  Material Adverse Effect.

                  (z) No labor disturbance by or dispute with the employees of PPL Montana nor any of its subsidiaries exists or, to the best knowledge of PPL Montana, is contemplated or threatened.

                  (aa) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of PPL Montana or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect. Each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code. PPL Montana and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which PPL Montana or any of its subsidiaries would have any liability. Each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (bb) Except as described in the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or

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
         other release of any kind, and PPL Montana is not aware of any threat of release, of toxic or other wastes or other Hazardous Substances by, due to or caused by PPL Montana or any of its subsidiaries (or, to the best knowledge of PPL Montana, any other entity (including any predecessor) for whose acts or omissions PPL Montana or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by PPL Montana or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability (including with respect to any personal injury or property damage claim), except for any violation or liability which could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect. Except as described in the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other Hazardous Substances with respect to which PPL Montana has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                  (cc) Neither PPL Montana, its subsidiaries nor, to the best knowledge of PPL Montana, any member, manager, officer, agent, employee or other person associated with or acting on its or their behalf has:

                           (i) used any corporate funds for any unlawful
                  contribution, gift, entertainment or other unlawful expense relating to political activity;

                           (ii) made any direct or indirect unlawful payment to
                  any foreign or domestic government official or employee from corporate funds;

                           (iii) violated or is in violation of any provision of
                  the Foreign Corrupt Practices Act of 1977; or

                           (iv) made any bribe, rebate, payoff, influence
                  payment, kickback or other unlawful payment.

                  (dd) PPL Montana has no reason to believe that the information provided by PPL Montana to the Independent Engineer, Independent Market Consultant and the Independent Fuel Consultant, in the preparation of their reports set forth at Appendices A, B and C, respectively, to the Offering Memorandum is incomplete or incorrect in any material respect.

                  (ee) [Reserved]


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
                  (ff) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any membership interests of or other equity or other ownership interest in PPL Montana or any of its subsidiaries.

                  (gg) Neither PPL Montana nor any of its subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Certificates will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Certificates to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

                  (hh) Except for any fees to be paid by PPL Montana to the Initial Purchasers in connection with the offering of the Certificates, neither PPL Montana nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against PPL Montana or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Certificates.

                  (ii) The Certificates satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (jj) None of PPL Montana, any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable; provided that no representation is made as to the activities of the Initial Purchasers or any of their affiliates.

                  (kk) Neither PPL Montana nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Certificates in a manner that would require registration of the Certificates under the Securities Act; provided that no representation is made as to the activities of the Initial Purchasers or any of their affiliates.

                  (ll) None of PPL Montana, any of its affiliates nor any other person acting on its or their behalf has engaged, in connection with the offering of the Certificates, in any form of general solicitation or general advertising within the meaning of Rule 502(c)

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
         under the Securities Act; provided that no representation is made as to the activities of the Initial Purchasers or any of their affiliates.

                  (mm) There are no securities of PPL Montana or the Trust registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

                  (nn) PPL Montana has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Certificates; provided that no representation is made as to the activities of the Initial Purchasers or any of their affiliates.

                  (oo) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (pp) Neither PPL Montana nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

                  (qq) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein:

                           (i) there has been no material adverse change or any
                  development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or management of PPL Montana, whether or not arising in the ordinary course of business;

                           (ii) PPL Montana has not incurred any material
                  liability or obligation, direct or contingent, other than in the ordinary course of business;

                           (iii) PPL Montana has not entered into any material
                  transaction other than in the ordinary course of business; and

                           (iv) there has not been any change in the member
                  interests or long-term debt of PPL Montana, or any dividend or distribution of any kind declared, paid or made by PPL Montana on member interests.

                  2. Purchase and Resale of the Certificates.

                  (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, PPL Montana agrees to cause the Trust to sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Trust, the principal amount of Certificates set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 100% of the principal amount thereof and PPL Montana agrees to pay, or cause to be paid, to CSI on the Closing Date (as hereinafter defined) for the account of the Initial Purchasers a fee in the amount of 0.875% of the principal amount of the Certificates. The Trust shall not be obligated to deliver any of the Certificates except upon payment for all of the Certificates to be purchased as provided herein.

                  (b) The Initial Purchasers have advised PPL Montana that they propose to offer the Certificates for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, PPL Montana that:

                           (i) it is purchasing the Certificates pursuant to a
                  private sale exempt from registration under the Securities
                  Act;

                           (ii) it has not solicited offers for, or offered or
                  sold, and will not solicit offers for, or offer or sell, the Certificates by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of
                  Section 4(2) of the Securities Act; and

                           (iii) it has solicited and will solicit offers for
                  the Certificates only from, and has offered or sold and will offer, sell or deliver the Certificates, as part of its initial offering, only (x) to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A (y) in accordance with Rule 903 under the Securities Act or (z) to a limited number of Institutional Accredited Investors (as defined below) in accordance with clause (c) below.

         Accordingly, neither the Initial Purchasers nor their respective affiliates, nor any persons acting on their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities, and the Initial Purchasers, their respective affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of sale of the Securities, other than a sale pursuant to Rule 144A or a sale to an Institutional Accredited Investor in accordance with clause (c) below, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities from it a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulations S.

         Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Certificates purchased by such Initial Purchaser from the Trust pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that PPL Montana shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that PPL Montana (and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(e) and (f), counsel for PPL Montana and for the Initial Purchasers) may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

                  (c) The Initial Purchasers may offer and sell Certificates in definitive, fully registered form to a limited number of institutions, each of which is reasonably believed by such Initial Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
         (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),
         (2), (3) or (7) under the Securities Act (each, an "Institutional Accredited Investor"); provided that each such Institutional Accredited Investor executes and delivers to the Initial Purchasers and PPL Montana, prior to the consummation of any sale of Certificates to such Institutional Accredited Investor, a Purchaser's Letter in substantially the form attached hereto as Annex D (a "Purchaser's Letter").

                  (d) PPL Montana acknowledges and agrees that the Initial Purchasers may sell Certificates to any affiliate of an Initial Purchaser and that any such affiliate may sell Certificates purchased by it to an Initial Purchaser.

                  3. Delivery of and Payment for the Certificates.


                  (a) Delivery of and payment for the Certificates shall be made at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, or at such other place as shall be agreed upon by the Initial Purchasers and PPL Montana, at 10:00 A.M., New York City time, on July 20, 2000, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and PPL Montana (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) On the Closing Date, payment of the purchase price for the Certificates shall be made to the Trust by wire or book-entry transfer of same-day funds to such account or accounts as PPL Montana and the Pass Through Trustee shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Certificates. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Certificates sold by the Initial Purchasers (i) to Qualified Institutional Buyers and in reliance on Rule 903 under the Securities Act shall be in global form, registered in such names and in such denominations as CSI (on behalf of the Initial Purchasers) shall have requested in writing not less than two full business days prior to the Closing Date and (ii) to Institutional Accredited Investors shall be in definitive form, registered in such names and in such denominations as CSI (on behalf of the Initial Purchasers) shall have requested in writing not less than two full business days prior to the Closing Date. PPL Montana agrees to make one or more global and definitive certificates evidencing the Certificates available for inspection by CSI on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of PPL Montana.

                  PPL Montana agrees with each of the several Initial
         Purchasers:

                  (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Certificates for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the

         Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

                  (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to PPL Montana after a reasonable period to review;

                  (d) if, at any time prior to completion of the resale of the Certificates by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for PPL Montana, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law, and the Initial Purchasers' delivery to offerees or investors of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 5 hereof;

                  (e) for so long as the Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Certificates and prospective purchasers of the Certificates designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless PPL Montana is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Certificates and prospective purchasers of the Certificates designated by such holders);

                  (f) for so long as the Certificates are outstanding, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by PPL Montana with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by PPL Montana to the Pass Through Trustee or to the holders of the Certificates pursuant to the Pass Through Trust Agreement or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Certificates for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Certificates; and to arrange for the determination of the eligibility for investment of the Certificates under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that PPL Montana and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                  (h) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Certificates in a manner which would require registration of the Certificates under the Securities Act;

                  (i) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on its or their behalf to, solicit any offer to buy or offer to sell the Certificates by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Certificates as contemplated by this Agreement and the Offering Memorandum;

                  (j) for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by PPL Montana or any of its subsidiaries (other than the Certificates) without the prior written consent of CSI;

                  (k) during the period from the Closing Date until the earlier to occur of (i) two years after the Closing Date and (ii) the consummation of the exchange offer as contemplated under the Registration Rights Agreement, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Certificates that have been reacquired by them, except for Certificates purchased by PPL Montana or any of its affiliates and resold in a transaction registered under the Securities Act;

                  (l) for so long as the Certificates are outstanding, not to be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                  (m) in connection with the offering of the Certificates, until CSI (on behalf of the Initial Purchasers) shall have notified PPL Montana of the completion of the resale of the Certificates, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Certificates, or attempt to induce any person to purchase any Certificates in violation of Regulation M; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Certificates;

                  (n) in connection with the offering of the Certificates, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

                  (o) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

                  (p) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Certificates;

                  (q) not to take any action prior to the execution and delivery of the Pass Through Trust Agreement which, if taken after such execution and delivery, would have violated any of the covenants contained therein;

                  (r) not to take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to Section 4(d) except to the extent required by law;

                  (s) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to PPL Montana, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of PPL Montana and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of PPL Montana and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law;

                  (t) to cause the Trust to apply the net proceeds from the sale of the Certificates as set forth in the Offering Memorandum under the heading "Use of Proceeds."

                  5. Conditions of Initial Purchasers' Obligations.

                  The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of PPL Montana contained herein, to the accuracy of the statements of PPL Montana and its officers made in any certificates delivered pursuant hereto, to the performance by PPL Montana of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) Each of the conditions set forth in Section 4 of each of the Participation Agreements shall have been satisfied in full. All certificates and opinions to be delivered therein shall also be delivered to the Initial Purchasers, Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service Inc. ("Moody's") and Fitch IBCA Inc ("Fitch"). Each party to the Participation Agreement (other than PPL Montana) shall furnish a letter to the Initial Purchasers indicating that the Initial Purchasers may rely on the representations and warranties contained in the Participation Agreement, as though the Initial Purchasers were a party to the Participation Agreement. Each legal counsel which is delivering an opinion pursuant to Section 4(s) of the Participation Agreement shall address such opinion to the Initial Purchasers or furnish a letter to the Initial Purchasers indicating that the Initial Purchasers may rely on such opinions as though such opinions were addressed to the Initial Purchasers.

                  (b) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Certificates in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) None of the Initial Purchasers shall have discovered and disclosed to PPL Montana on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which is material or omits to state any fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) All limited liability company proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and PPL Montana shall have furnished to the Initial Purchasers all documents and information that they or its counsel may reasonably request to enable them to pass upon such matters.

                  (e) Winthrop, Stimson, Putnam & Roberts, Orrick, Herrington & Sutcliffe and David Kinnard, Esq., General Counsel of PPL Montana, shall have furnished to the Initial Purchasers their written opinion, as transaction counsel to PPL Montana, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the aggregate effect set forth in Annex B hereto.

                  (f) The Initial Purchasers shall have received from Latham & Watkins, counsel for the Initial Purchasers, such opinion or opinions, dated as of the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Companies shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

                  (g) All of the transactions contemplated by the Lease Transactions to be completed on or before the Closing Date shall have been consummated or shall be consummated concurrently with the transactions contemplated hereby, and the Initial Purchasers shall have received counterparts, conformed as executed, of the Operative Documents.

                  (h) PPL Montana shall have furnished to the Initial Purchasers a letter (the "Initial Letter") of PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto.

                  (i) PPL Montana shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") of PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the Closing Date:

                           (i) confirming that they are independent public
                  accountants with respect to PPL Montana and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder;

                           (ii) stating, as of the date of the Bring-Down Letter
                  (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate; and

                           (iii) confirming in all material respects the
                  conclusions and findings set forth in the Initial Letter.

                  (j) PPL Montana shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that:

                           (i) such officers have carefully examined the
                  Offering Memorandum;

                           (ii) in their opinion, the Offering Memorandum, as of
                  its date, (excluding Appendices A, B and C thereto) did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (iii) as of the Closing Date, the representations and
                  warranties of PPL Montana in this Agreement (including the representations and warranties of PPL Montana in the Participation Agreement which have been incorporated by reference herein) are true and correct in all material respects, PPL Montana has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the financial position or results of operation of PPL Montana or any of its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of PPL Montana and its subsidiaries taken as a whole, except as set forth in the Offering Memorandum;

                           (iv) in their opinion, the Projections prepared by
                  R.W. Beck are based upon assumptions which are consistent in all material respects with the Operative Documents and the Transaction Documents and which, to the extent material for purposes of consideration of the Projections taken as a whole, are disclosed in the Offering Memorandum; in their opinion, the Projections are reasonable in light of the assumptions made therein; it is understood that, despite their good faith assumptions and reasonable beliefs (A) the assumptions on which the Projections are based are subject to significant uncertainties and contingencies, many of which are beyond the control of PPL Montana, (B) there can be no assurance that the financial results reflected in the Projections will be realized, (C) the actual results of PPL Montana will differ from the Projections and such differences may be material, and
                  (D) the Projections are not necessarily indicative of current value or future performance;

                           (v) in their opinion, the information provided by PPL
                  Montana to the Independent Engineer, Independent Market Consultant and the Independent Fuel Consultant, in the preparation of their reports set forth at Appendices A, B and C, respectively, to the Offering Memorandum is not incomplete or incorrect in any material respect; and

                           (vi) the Tax Indemnity Agreement executed on the
                  Closing Date is substantially in the form of the Tax Indemnity Agreement reviewed by counsel to the Initial Purchasers on July 10, 2000 and any changes, additions or amendments made thereto since July 10, 2000 will not result in a material detrimental effect on the Initial Purchasers.

                  (k) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of PPL Montana.

                  (l) The Pass Through Trust Agreement shall have been duly executed and delivered by PPL Montana and the Pass Through Trustee, and the Certificates shall have been duly executed, delivered and authenticated in accordance with the Pass Through Trust Agreement.

                  (m) If any event shall have occurred prior to the Closing Date that requires PPL Montana under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

                  (n) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Certificates as contemplated hereby.

                  (o) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the member interests or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of PPL Montana and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of CSI as representative of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Certificates on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Certificates; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Certificates.

                  (q) The Equity Contribution Agreement related to each Lease Transaction among PPL Corporation, PPL Montana and the applicable Lease Indenture Trustee shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect.

                  (r) Subsequent to the execution and delivery of this
         Agreement:

                           (i) no downgrading shall have occurred in the rating
                  accorded the Certificates or PPL Montana's debt securities or preferred stock by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act; and

                           (ii) no such organization shall have publicly
                  announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Certificates or PPL Montana's debt securities or preferred stock.

                  (s) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:

                           (i) trading in securities generally on the New York
                  Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of PPL Montana on any exchange or in the over-the-counter market shall have been suspended;

                           (ii) a declaration of any moratorium on commercial
                  banking activities by federal or New York state authorities;

                           (iii) an outbreak or escalation of hostilities or a
                  declaration by the United States of a national emergency or war; or

                           (iv) a material adverse change in general economic,
                  political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Certificates on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (t) There shall exist at and as of the Closing Date no conditions that would constitute an event of default (or an event that with notice or the lapse of time, or both, would constitute an event of default) under the Facility Leases or, to PPL Montana's knowledge, Lessor Notes or the Certificates.

                  (u) Subsequent to the execution and delivery of this Agreement, S&P shall have delivered to PPL Montana (a copy of which shall be delivered to the Initial Purchasers) a final rating letter, setting forth a rating of not less than BBB with respect to the Certificates, (B) Moody's shall have delivered to PPL Montana (a copy of which shall be delivered to the Initial Purchasers) a final rating letter, setting forth a rating of not less than Baa3 with respect to the Certificates and (C) Fitch shall have delivered to PPL Montana (a copy of which shall be delivered to the Initial Purchasers) a final rating letter, setting forth a rating of not less than BBB with respect to the Certificates.

                  (v) Each of the Independent Market Consultant, the Independent Fuel Consultant and the Independent Engineer shall have delivered to the Initial Purchasers a letter reaffirming the accuracy and completeness, as of the Closing Date, of the conclusions and findings of such firm contained in its final report in the Offering Memorandum.

                  (w) PPL Montana shall have furnished to the Initial
         Purchasers:

                           (i) a copy of the resolutions, certified by the
                  Secretary or Assistant Secretary of PPL Montana as of the Closing Date, duly authorizing the execution, delivery and performance of the Transaction Documents and each other Operative Document to which it is a party and any other documents to be executed on or prior to the Closing Date by or on behalf of it in connection with the transactions contemplated thereby;

                           (ii) certified copies of its organizational
                  documents; and

                           (iii) certified copies of powers-of-attorney, if any,
                  pursuant to which officers of PPL Montana shall execute the Transaction Documents and each other document relating to the Lease Transactions to which it is a party and any other documents executed by or on behalf of it in connection with the transactions contemplated thereby.

         All conditions, agreements, opinions, letters, evidence, certificates and other documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance or otherwise reasonably satisfactory to counsel for the Initial Purchasers.

                  6. Termination.


                  The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by PPL Montana prior to delivery of and payment for the Certificates if, prior to that time, any of the events described in Section 5(n), (o), (p), (r) or (s) shall have occurred and be continuing.

                  7. Defaulting Initial Purchasers.

                  (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Certificates which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to PPL Montana and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or PPL Montana, except that PPL Montana will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Certificates which a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to PPL Montana or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Certificates of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or PPL Montana may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for PPL Montana or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and PPL Montana agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

                  8. Reimbursement of Initial Purchasers' Expenses.

                  If (a) this Agreement shall have been terminated pursuant to
Section 6 or 7, (b) PPL Montana shall fail to cause the Trust to tender the Certificates for delivery to the Initial Purchasers for any reason or (c) the Initial Purchasers shall decline to purchase the Certificates for any reason permitted under this Agreement, PPL Montana shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Certificates. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, PPL Montana shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

                  9. Indemnification.


                  (a) PPL Montana shall indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Certificates), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by PPL Montana pursuant to Section 4(e); or

                           (ii) the omission or alleged omission to state
                  therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that PPL Montana shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Certificates to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by PPL Montana with Section 4(b).

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless PPL Montana and its officers, members, managers, employees, representatives and agents, and each person, if any, who controls PPL Montana within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as PPL Montana), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which PPL Montana may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto; or

                           (ii) the omission or alleged omission to state
                  therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information furnished by such Initial Purchaser, and shall reimburse PPL Montana for any legal or other expenses reasonably incurred by PPL Montana in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
         Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to

         Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and the indemnified party shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless:

                           (i) the employment of counsel by the indemnified
                  party has been authorized in writing by the indemnifying party;

                           (ii) the indemnified party has reasonably concluded
                  (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party;

                           (iii) a conflict or potential conflict exists (based
                  upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party); or

                           (iv) the indemnifying party has not in fact employed
                  counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action;

         in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  The obligations of PPL Montana and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that PPL Montana or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  10. Contribution.

                  If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

                           (i) in such proportion as shall be appropriate to
                  reflect the relative benefits received by PPL Montana, on the one hand, and the Initial Purchasers, on the other, from the offering of the Certificates; or

                           (ii) if the allocation provided by clause (i) above
                  is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of PPL Montana, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

The relative benefits received by PPL Montana, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as (i) the difference of the aggregate principal amount of the Certificates minus the fees paid to the Initial Purchasers pursuant to
Section 2(a) hereof with respect to the Certificates purchased under this Agreement, on the one hand, and (ii) the fees paid to the Initial Purchasers pursuant to Section 2(a) hereof with respect to the Certificates purchased under this Agreement, on the other, bear to the aggregate principal amount of the Certificates. The relative fault shall be determined by reference to, among other things, (A) whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to PPL Montana, the Trust or the Owner Lessors or information supplied by PPL Montana, on the one hand, or relates to any Initial Purchasers' Information, on the other, (B) the intent of the parties and (C) their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. PPL Montana and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.

                  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this
Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the fees received by such Initial Purchaser pursuant to Section 2(a) hereof with respect to the Certificates purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

                  11. Persons Entitled to Benefit of Agreement.

                  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, PPL Montana and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to officers, directors, members, managers, employees, representatives, agents and controlling persons of PPL Montana and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Certificates. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. Expenses.


                  PPL Montana agrees with the Initial Purchasers to pay:

                  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Certificates and any taxes payable in that connection;

                  (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto;

                  (c) the costs of reproducing and distributing each of the Transaction Documents;

                  (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Certificates, including stamp duties and transfer taxes, if any, payable upon issuance of the Certificates;

                  (e) the fees, disbursements and expenses of the Initial Purchasers' counsel and the fees and expenses of PPL Montana's counsel and independent accountants;

                  (f) the fees and expenses of qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers);

                  (g) any fees charged by rating agencies for rating the Certificates;

                  (h) the fees and expenses of the Pass Through Trustee, any paying agent (including related fees and expenses of any counsel to such parties) and their respective counsel;

                  (i) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereof, as may be reasonably requested by the Initial Purchasers for use in connection with the resales of the Certificates in accordance with Section 2;

                  (j) all "road show" fees and expenses incurred in connection with the offering of the Certificates;

                  (k) the fees, disbursements and expenses of John T. Boyd Company, R.W. Beck, Inc. and PHB Hagler Bailly, Inc. in connection with the preparation of the reports of such parties included in the Offering Memorandum;

                  (l) the fees, disbursements and expenses of the Initial Purchasers relating to the Lease Transactions (including, without limitation, travel and due diligence expenses);

                  (m) the financial advisory fees of Chase Securities Inc.; and

                  (n) all other costs and expenses incident to the performance of the obligations of PPL Montana under this Agreement which are not otherwise specifically provided for in this Section 12.

                  13. Survival.

                  The respective indemnities, rights of contribution, representations, warranties and agreements of PPL Montana and the Initial Purchasers contained in this Agreement or made by or on behalf of PPL Montana or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, members, managers, employees, representatives, agents or controlling persons.

                  14. Notices, etc.

                  All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Christopher Lowe, (telecopier no.: (212) 834-6170); or

                  (b) if to PPL Montana, shall be delivered or sent by mail or telecopy transmission to the address of PPL Montana set forth in the Offering Memorandum, Attention: General Counsel (telecopier no.: (406) 869-5149);

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. PPL Montana shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

                  15. Definition of Terms.

                  For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading,
(b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  16. Initial Purchasers' Information.

                  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: the statements concerning the Initial Purchasers contained the third paragraph, the fourth and fifth sentences of the eighth paragraph and the ninth paragraph under the heading "Plan of Distribution."

                  17. Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  18. Counterparts.

                  This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  19. Amendments.

                  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  20. Headings.

                  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between PPL Montana and the several Initial Purchasers in accordance with its terms.



                                            Very truly yours,



                                            PPL MONTANA, LLC

                                             By /s/ Paul A. Farr
                                                ------------------------------
                                                Name:  Paul A. Farr
                                                Title:    Vice President

Accepted:

CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
UBS WARBURG LLC
TD SECURITIES (USA) INC.


By:  CHASE SECURITIES INC.


By [signature illegible]
    --------------------------------------
        Authorized Signatory


Address for notices pursuant to Section 9(c):
1 Chase Manhattan Plaza, 26th floor
New York, New York 10081
Attention:  Legal Department

                                   SCHEDULE 1



                                                                Principal
                                                                Amount
         Initial Purchasers                                     of Certificates
         Chase Securities Inc.                                  $
         Credit Suisse First Boston Corporation
         UBS Warburg LLC
         TD Securities (USA) Inc.
                                                                ----------

                  Total                                         $

                                     ANNEX A

              [Form of Exchange and Registration Rights Agreement]

                                    ANNEX B

                   [Form of Opinion of PPL Montana's Counsel]


         Counsel to PPL Montana shall have furnished to the Initial Purchasers their written opinion, as counsel to PPL Montana, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

         (i) Each of PPL Montana and each of its subsidiaries has been duly formed or incorporated and is validly existing as a limited liability company or corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign limited liability company or corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged (except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect);

         (ii) PPL Montana has a capitalization as of March 31, 2000 as set forth in the Offering Memorandum under the heading "Capitalization", and all of the outstanding membership interests in PPL Montana have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the membership interests in PPL Montana are owned by PPL Montana Holdings, LLC, an indirect wholly-owned subsidiary of PPL Corporation;

         (iii) the descriptions in the Offering Memorandum of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; the statements in the Offering Memorandum under the headings "Material U.S. Federal Income Tax Considerations" and "ERISA Considerations," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects; and such counsel does not have actual knowledge of any current or pending legal or governmental actions, suits or proceedings which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 which are not described as so required;

         (iv) the Pass Through Trust Agreement conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

         (v) PPL Montana has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all limited liability company action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken;

         (vi) each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by PPL Montana and constitutes a valid and legally binding agreement of PPL Montana enforceable against PPL Montana in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions thereof may be unenforceable;

         (vii) the Pass Through Trust Agreement has been duly authorized, executed and delivered by PPL Montana and, assuming due authorization, execution and delivery thereof by the Pass Through Trustee, constitutes a valid and legally binding agreement of PPL Montana enforceable against PPL Montana in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

         (viii) the Certificates have been duly authorized and issued by the Trust and, assuming due authentication thereof by the Pass Through Trustee and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of the Trust entitled to the benefits of the Pass Through Trust Agreement and enforceable against the Trust in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

         (ix) each Transaction Document and Operative Document conforms in all material respects to the description thereof contained in the Offering Memorandum;

         (x) the execution, delivery and performance by PPL Montana of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Certificates and compliance by the Pass Through Trustee with the terms thereof, the issuance, authentication, sale and delivery of the Lessor Notes and compliance by the Owner Lessors with the terms thereof, and the consummation of the transactions and the granting of the liens contemplated by the Transaction Documents and the Operative Documents by each of the parties thereto:

                  (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of PPL Montana or any of its subsidiaries pursuant to, any of the Project Agreements;

                  (b) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of PPL Montana or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which PPL Montana or any of its subsidiaries is a party or by which PPL Montana or any of its subsidiaries is bound or to which any of the property or assets of PPL Montana or any of its subsidiaries is subject; and

                  (c) will not result in any violation of the provisions of the organizational documents of PPL Montana or any of its subsidiaries or any Applicable Law binding on PPL Montana, any of its subsidiaries or any of their properties or assets;

         (xi) no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any Applicable Law, or any consent, approval, authorization or order of, or filing or registration with, any other Person, is required for the execution, delivery and performance by PPL Montana of each of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to the Closing Date and which are in full force and effect and not subject to appeal, and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement;

         (xii) to the best knowledge of such counsel, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which PPL Montana or any of its subsidiaries is a party or of which any property or assets of PPL Montana or any of its subsidiaries is the subject which (A) singularly or in the aggregate, if determined adversely to PPL Montana or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect, or (B) questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (xiii) neither PPL Montana nor any of its subsidiaries is (A) in violation of its organizational documents, (B) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (C) in violation in any material respect of any Applicable Law to which it or its property or assets may be subject;

         (xiv) neither PPL Montana nor any of its subsidiaries is currently nor will it be, upon the sale of the Certificates in accordance with the Purchase Agreement and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds," an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder;

         (xv) PPL Montana is a "subsidiary company" and an "affiliate" of a "holding company" (within the meaning of the Holding Company Act) that is exempt from all provisions of the Holding Company Act, except Section 9(a)(2) thereof, and the execution, delivery and performance of the Transaction Documents by PPL Montana do not violate any provisions of the Holding Company Act or any rule or regulation thereunder;

         (xvi) neither the issuance, execution, delivery and sale of the Certificates nor the consummation of the other transactions contemplated by the Transaction Documents will violate Regulation T, U or X of the Federal Reserve Board; and

         (xvii) assuming the accuracy of the representations and warranties of PPL Montana and of the Initial Purchasers contained in the Purchase Agreement, no registration of the Certificates under the Securities Act or qualification of the Pass Through Trust Agreement under the Trust Indenture Act is required in connection with the issuance and sale of the Certificates by the Trust and the offer, resale and delivery of the Certificates by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum.

         Such counsel shall also state that they have participated in conferences with representatives of PPL Montana, representatives of its independent accountants and counsel and representatives of the Initial Purchasers and their counsel at which conferences the contents of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment or supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Offering Memorandum or any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum or any amendment or supplement thereto (other than the financial statements and other financial and statistical information contained therein, as to which such counsel may express no belief), as of the date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of PPL Montana and public officials which are furnished to the Initial Purchasers.

                                     ANNEX C


                        [Form of Initial Comfort Letter]


         PPL Montana shall have furnished to the Initial Purchasers a letter of PricewaterhouseCoopers LLP addressed to the Initial Purchasers and dated the date of the Purchase Agreement, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth below:

         (i) they are independent certified public accountants with respect to PPL Montana within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

         (ii) in their opinion, the audited financial statements and pro forma financial information included in the Offering Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted);

         (iii) based upon a reading of the latest unaudited financial statements made available by PPL Montana, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of PPL Montana who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that:

                  (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements;

                  (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum; or

                  (C) the information included under the headings "Summary -- Summary Consolidated Financial Information and Operating Data," "Capitalization," "Selected Financial Data," "Discussion and Analysis of Financial Condition" and "Management -- Compensation of Management" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

         (iv) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of PPL Montana who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that:

                  (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the [_____], 2000 unaudited balance sheet included in the Offering Memorandum or

                  (B) for the period from [_____], 2000 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net income, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by PPL Montana as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers;

         (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of PPL Montana) set forth in the Offering Memorandum agrees with the accounting records of PPL Montana, excluding any questions of legal interpretation; and

         (vi) on the basis of a reading of the unaudited pro forma financial information included in the Offering Memorandum, carrying out certain specified procedures, reading of minutes and inquiries of certain officials of PPL Montana who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial information, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

                                   ANNEX D

                           FORM OF PURCHASER'S LETTER

Chase Securities Inc.
Credit Suisse First Boston Corporation
UBS Warburg LLC
TD Securities (USA) Inc.
as Initial Purchasers in connection
with the Offering Memorandum referred
to below

c/o Chase Securities Inc.
270 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

         In connection with our proposed purchase of Pass Through Certificates (the "Certificates") evidencing a fractional undivided interest in a trust, the property of which consists of certain notes secured by certain property leased to PPL Montana, LLC ("PPL Montana"), we confirm that:

                  1. We have received a copy of the offering memorandum (the "Offering Memorandum") relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the captions "Transfer Restrictions" and "Plan of Distribution" in such Offering Memorandum, and the restrictions on duplication and circulation of such Offering Memorandum.

                  2. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement (the "Pass Through Trust Agreement") relating to the Certificates and conditions set forth under "Transfer Restrictions" and "Plan of Distribution" and we agree to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Certificates has not been registered under the Securities Act, and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificates within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to PPL Montana or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Pass Through Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the Pass Through Trustee) and, if such transfer is in respect of an aggregate principal amount at the time of transfer of Certificates of less than $100,000, an opinion of counsel acceptable to PPL Montana that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  6. We are not acquiring the Certificates with a view to distribution thereof or with any present intention of offering or selling any Certificates, except as permitted above; provided, that the disposition of our property and property of any accounts for which we are acting as fiduciary will remain at all times within our control.

         You, PPL Montana and the Pass Through Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                     Very truly yours,



                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                        Date:

                                       2